Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Number 333-220281 on Form S-3 of Magellan Health, Inc.
(2)	Registration Statement Number 333-225572 on Form S-8 pertaining to the 2014 Employee Stock Purchase Plan of Magellan Health, Inc.
(3)	Registration Statement Number 333-212753 on Form S-8 pertaining to the 2016 Management Incentive Plan of Magellan Health, Inc.
(4)	Registration Statement Number 333-196497 on Form S-8 pertaining to the 2014 Employee Stock Purchase Plan of Magellan Health Services, Inc.
(5)	Registration Statement Number 333-174315 on Form S-8 pertaining to the 2011 Employee Stock Purchase Plan of Magellan Health Services, Inc.
(6)	Registration Statement Number 333-174314 on Form S-8 pertaining to the 2011 Management Incentive Plan of Magellan Health Services, Inc.
(7)	Registration Statement Number 333-151059 on Form S-8 pertaining to the 2008 Management Incentive Plan of Magellan Health Services, Inc.
(8)

Registration Statement Number 333-141056 on Form S-8 pertaining to the "Amendments, dated as of January 31, 2006, to Incentive Stock Option Award Agreements between National Imaging Associates, Inc. and, separately, John Donahue, Thomas Dehn and R. Robert LaGalia; Stock Option Agreements and Notices of Stock Option Grant, dated as of January 31, 2006, between Magellan Health Services, Inc. and, separately, John Donahue, Thomas Dehn and R. Robert LaGalia; Stock Option Agreements and Notices of Stock Option Grant, dated July 31, 2006, between Magellan Health Services, Inc. and, separately, George Petrovas, Andrew Gellman, Kerry Bradley and Kjel Johnson; Stock Option Agreement and Notice of Stock Option Grant, dated July 17, 2006, between Magellan Health Services, Inc. and Michael Majerik; Restricted Stock Unit Agreement and Notice of Restricted Stock Unit Grant, dated July 17, 2006, between Magellan Health Services, Inc. and Michael Majerik" of Magellan Health Services, Inc.

(9)	Registration Statement Number 333-134202 on Form S-8 pertaining to the 2006 Employee Stock Purchase Plan of Magellan Health Services, Inc.
(10)	Registration Statement Number 333-134201 on Form S-8 pertaining to the 2006 Management Incentive Plan and the 2006 Director Equity Compensation Plan of Magellan Health Services, Inc.
(11)	Registration Statement Number 333-134199 on Form S-8 pertaining to the 2005 Director Stock Compensation Plan of Magellan Health Services, Inc.
(12)	Registration Statement Number 333-123222 on Form S-8 pertaining to the 2003 Management Incentive Plan and the 2004 Director Stock Compensation Plan of Magellan Health Services, Inc.

of our reports dated February 28, 2019, with respect to the consolidated financial statements of Magellan Health, Inc., and the effectiveness of internal control over financial reporting of Magellan Health, Inc., included in this Annual Report (Form 10-K) of Magellan Health, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Baltimore, Maryland

February 28, 2019